UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 25, 2006

FIDELITY NATIONAL TITLE GROUP, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-32630	86-0498599

(State or other Jurisdiction of	(Commission File	(IRS Employer
Incorporation or Organization)	Number)	Identification No.)

601 Riverside Avenue
Jacksonville, Florida	32204

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (904) 854-8100
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01. Entry into a Material Definitive Agreement
Overview of Transaction
     On June 25, 2006, Fidelity National Financial, Inc., a Delaware corporation (“FNF”), entered into a Securities Exchange and Distribution Agreement (the “SEDA”) with its majority-owned subsidiary, Fidelity National Title Group, Inc., a Delaware corporation (“FNT”), and an Agreement and Plan of Merger (the “Merger Agreement”) with its majority-owned subsidiary, Fidelity National Information Services, Inc., a Georgia corporation (“FIS”). The SEDA provides for the contribution of substantially all of FNF’s assets and liabilities (other than its ownership interest in FIS) to FNT in exchange for shares of FNT’s Class A common stock (the “Asset Contribution”). Immediately following the Asset Contribution, FNF will convert all of its shares of FNT Class B common stock into shares of FNT Class A common stock and then distribute all of the shares of FNT Class A common stock that it owns, including the converted shares and the shares received from FNT pursuant to the SEDA, to the FNF stockholders as a dividend (the “Spin-off”). Immediately following the Spin-off, FNF will merge with and into FIS (the “Merger”) pursuant to the Merger Agreement. Following the consummation of the Merger, FNF’s separate corporate existence will cease and FIS will continue as the surviving corporation.
The SEDA
Under the SEDA, FNF will transfer substantially all of its assets (other than its interest in FIS) to FNT at the closing (the “SEDA Closing”). These assets include FNF’s interests in various subsidiaries, up to $275 million in cash and any other property or rights that FNF owns immediately prior to the SEDA Closing (the “Contributed Assets”). In consideration of the Asset Contribution, FNT will (i) with certain limited exceptions, assume all of FNF’s liabilities, including liabilities of FNF in respect of taxes (which are addressed in the Tax Disaffiliation Agreement among FIS, FNF and FNT to be entered into at the SEDA Closing) and (ii) issue to FNF that number of shares of FNT Class A common stock equal to (x) 34,042,553 plus (y) the amount of cash included in the Contributed Assets (not to exceed $275 million) divided by $23.50. The shares of FNT Class A common stock to be issued to FNF pursuant to the SEDA will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), but instead will be issued in a private placement exempt from registration under Section 4(2) of the Securities Act and Regulation D promulgated thereunder. The Spin-off will be effected immediately following the consummation of these transactions.
FNT has agreed to cause the membership of the Board to be as set forth in the disclosure schedules to the SEDA and to cause each individual identified in such disclosure schedules to hold the office set forth opposite their names therein, including William P. Foley, II, who will become Chairman and Chief Executive Officer of FNT, and Alan L. Stinson, who will become Chief Operating Officer of FNT.
Representations, Warranties and Covenants. FNF and FNT have made customary representations, warranties and covenants in the SEDA. None of the representations and warranties of the parties will survive the SEDA Closing, and there is no indemnity with respect to such representations and warranties. FNF and FNT have each made covenants to (i) conduct their respective businesses in the ordinary course consistent with past practice and to refrain from taking certain actions without the consent of the other party during the interim period between the execution of the SEDA and consummation of the Spin-off; (ii) amend and/or terminate certain specified related party and inter-company agreements; and (iii) enter into the Tax Disaffiliation Agreement with FIS. In addition, FNF has agreed, concurrently with the SEDA Closing and immediately prior to the Spin-off, to convert all shares of FNT Class B common stock that it holds into shares of FNT Class A common stock, and FNT has agreed to use its reasonable best efforts to cause the shares of FNT Class A common stock that will be issued to FNF and the shares of FNT Class A common stock that will be reserved for issuance upon the grant of replacement options described below to be authorized for listing on the New York Stock Exchange. FNT also has agreed to amend and restate its articles of incorporation immediately following the Merger to, among other things, change its name to “Fidelity National Financial, Inc.”
Stockholder Approval and SEC Filings. FNT stockholder approval is required for (i) the issuance of FNT stock as consideration for the purchase of the Contributed Assets, (ii) the adoption of the amendment to the FNT stock plan (described below) and (iii) the adoption of the amended and restated articles of incorporation of FNT. The SEDA accordingly provides that as soon as practicable after the date of the agreement, FNT, in consultation with FNF, will prepare and file with the Securities and Exchange Commission (the “SEC”) an information statement relating to required FNT stockholder approvals. Once the information statement is cleared by the SEC (and the SEC filings by FNF and FIS for the FIS Merger are cleared by the SEC), FNT will schedule a stockholder vote and mail the information statement to its stockholders. Under the SEDA, FNT agrees, through its Board, to recommend to its stockholders approval of each of these matters and FNF agrees to vote the shares of FNT common stock that it owns in favor of approval of these matters. The SEDA also requires that as soon as practicable after the date of the SEDA, FNT, in consultation with FNF, will prepare and file with the SEC a Registration Statement on Form S-1 relating to the shares of FNT Class A common stock being distributed to the FNF stockholders in the Spin-off.
The Spin-off. The SEDA provides that immediately after the FNT stockholder vote described above, the FNF board will approve and formally declare the Spin-off. This Spin-off declaration will include the formula to be used to determine the number of FNT shares to which each FNF stockholder is entitled. Following the SEDA Closing and immediately prior to the consummation of the Merger, the transfer agent appointed by FNF will distribute to each holder of record of FNF stock (other than FNF or any subsidiary of FNF) the number of shares of FNT Class A common stock to which that holder is entitled as determined by applying the formula set forth in the Spin-off declaration.
FNF Equity Awards. In connection with the Spin-off, outstanding FNF stock options and shares of FNF restricted stock will be treated as follows:
     Option Letter Agreement. In connection with the SEDA and the Merger Agreement, William P. Foley, II, Alan L. Stinson and Brent B. Bickett (the “Executives”) have entered into an agreement with FNF (the “Option Letter Agreement”) pursuant to which FNF has the right to cash out a certain number of the Executives’ FNF stock options for their fair market value as of the date FNF elects to exercise such right or cause the Executives to exercise such options. To the extent FNF exercises its right under the Option Letter Agreement, it will do so immediately prior to the effective time of the Spin-off or as near thereto as practicable. FNF’s right to cash out these FNF stock options or cause such options to be exercised is subject to the right of the Executives to exercise such stock options if doing so would not adversely affect the tax treatment of the transactions contemplated by the SEDA.
     Stock Options. FNF stock options held by persons who, after the Spin-off, will be employed by or provide services to FNF (an “FNT Service Provider”) will be replaced with FNT stock options, with the same terms and conditions as the FNF options, but with equitable adjustments made to the exercise prices and the number of shares underlying the options to reflect the difference in value of FNF and FNT common stock. With respect to the FNF stock options held by the Executives that are not subject to the Option Letter Agreement, 50% of such FNF stock options will be replaced with FNT stock options as described above, and the remaining 50% of such FNF stock options will be assumed by FIS pursuant to the terms of the FIS Merger Agreement.
     Restricted Stock. All holders of FNF restricted stock will receive FNT shares in connection with the Spin-off in the same proportion as other FNF stockholders, with such shares subject to the same transfer restrictions and forfeiture conditions as the corresponding FNF restricted stock based upon continued service with FNT and its affiliates or FIS and its affiliates, as the case may be. In addition, FNF restricted stock granted to and held by an FNT Service Provider will be replaced with FNT restricted stock granted under the FNT stock plan. The replacement FNT restricted stock will have the same terms and conditions as the FNF restricted stock, with equitable adjustments made to the number of shares to reflect the difference in value of FNF and FNT common stock. With respect to FNF restricted stock held by the Executives, 50% of the FNF restricted stock held by such Executives will be replaced with FNT restricted stock, and the remaining 50% will be converted into restricted shares of FIS common stock pursuant to the terms of the FIS Merger Agreement between FNF and FIS.
     Amendment of FNT Stock Plan and S-8 Registration Statement. FNT will amend and restate its stock incentive plan to increase the number of shares available for issuance under the plan by 6,500,000 shares and FNT will file a Registration Statement on Form S-8 to register such shares.
Employment/Compensation Matters.
     Dual Executives. Following the Spin-off and the Merger, William P. Foley, II, Alan L. Stinson, and Brent B. Bickett (the “Dual Executives”) will serve as executive officers of both FNT and FIS. Each Dual Executive will enter into an employment agreement with FNT, effective as of the Spin-off, and an employment agreement with FIS, effective as of the Merger, setting forth such executive’s duties, responsibilities and authorities with respect to FNT and FIS, respectively. Under the employment agreements with FNT, the Dual Executives will receive the following compensation:

William P. Foley, II:	annual base salary for 2006 of $500,000, with an annual cash bonus opportunity equal to 300% of the executive’s annual base salary. Mr. Foley will also receive a grant of 475,000 shares of FNT restricted stock, with 3 year graded vesting (1/3 each year), immediately following the Spin-off.

Brent B. Bickett:	annual base salary of $300,000, with an annual cash bonus opportunity equal to 150% of the executive’s annual base salary. Mr. Bickett will also receive a grant of 130,000 shares of FNT restricted stock, with 3 year graded vesting (1/3 each year), immediately following the Spin-off.

Alan S. Stinson:	annual base salary of $300,000, with an annual cash bonus opportunity equal to 150% of the executive’s annual base salary. Mr. Stinson will also receive a grant of 130,000 shares of FNT restricted stock, with 3 year graded vesting (1/3 each year), immediately following the Spin-off.

In addition to the Dual Executives, a list of individuals who are expected to serve as officers of FNT is set forth in the disclosure schedules to the SEDA.
Closing Conditions. The SEDA Closing is subject to customary conditions, including (i) the absence of any inaccuracy in either parties’ representations and warranties that would be reasonably likely to have a material adverse effect; (ii) the receipt of governmental and regulatory consents and approvals, including all necessary approvals for the transfer of FNF’s specialty insurance operations; (iii) the receipt of FNT stockholder approval as described above; (iv) the receipt of a private letter ruling from the Internal Revenue Service (the “IRS”) and an opinion of FNF’s special tax advisors that the Asset Contribution and the Spin-off will be tax-free to FNF and its stockholders; (v) the receipt of consents required from third parties, including under credit agreements of FNF and FNT and any other material agreements; (vi) the clearance of information statements by the SEC and the effectiveness of registration statements; (vii) the amendment and/or termination of specified related party and inter-company agreements; (viii) the total liabilities of FNF to be assumed by FNT that would be reflected on an unconsolidated balance sheet of FNF prepared in accordance with GAAP not exceeding $100 million at the SEDA Closing; and (ix) the satisfaction or waiver of all of the conditions to the consummation of the FIS Merger (other than the occurrence of the Spin-off).
Termination. The SEDA contains certain termination rights prior to the SEDA Closing for both FNF and FNT, as well as the right of FNF to terminate prior to the SEDA Closing in its sole discretion.
Tax Disaffiliation Agreement.
FNT and its subsidiaries currently are members of the FNF consolidated federal income tax return. In addition, certain FNT group companies are included with certain FIS group companies in state combined returns. From and after the time of FNF’s spin-off of FNT, the FNT group companies no longer will be included in the FNF consolidated federal income tax return or in any combined return with any FIS company. Accordingly, in connection with the SEDA and the Merger Agreement, FNF, FNT and FIS will enter into a Tax Disaffiliation Agreement (the “TDA”). A key purpose of the TDA is to allocate responsibility among the parties for filing returns and paying taxes for periods prior to the Spin-off. The TDA also includes indemnifications for any adjustments to taxes for periods prior to the Spin-off and for any taxes and for any associated adverse consequences that may be imposed on the parties as a result of the Spin-off, as a result of actions taken by the parties or otherwise. It is a condition to closing under both the SEDA and the Merger Agreement that FNF, FNT and FIS enter into the TDA.
Designation of Agent. FNF, prior to the Merger, will, to the extent permissible, designate FNT or an affiliate of FNT as the agent of the FNF federal consolidated group, such that FNT (or such FNT affiliate) will represent that group before the IRS for all federal income tax matters related to periods prior to the Spin-off. There will be conforming agency designations at the state level to the extent permitted by law.
Filing of Returns and Payment of Taxes. To the extent permissible, FNT will file and pay the tax due on all FNF federal consolidated returns. FNT and FIS will share the responsibility for filing and paying tax on combined state returns that contain FNT group companies and FIS group companies; determination of which group will file the return and pay the tax will depend upon whether the common parent of the combined group is an FNT company or an FIS company. There are limitations on each group’s ability to amend returns if amendment would increase the tax liability of the other group.

Indemnification. FNT will indemnify FNF (and its successor, FIS) with respect to the FNF federal consolidated income taxes for periods prior to the Spin-off (other than taxes attributable to income of FIS or FIS subsidiaries), and with respect to any state income taxes payable by FIS but attributable to a subsidiary of FNF, FNT or to one of the former direct FNF subsidiaries that are being contributed to FNT pursuant to the SEDA. FIS will indemnify FNT with respect to any state income taxes payable by FNT but attributable to a subsidiary of FIS. FNT will indemnify FIS for all taxes and any associated adverse consequences (including shareholder suits) if the merger of FNF into FIS is determined to be a taxable transaction. FNT will indemnify FIS for all taxes and any associated adverse consequences (including shareholder suits) if the Spin-off is determined to be a taxable transaction, unless such adverse determination is the result of a breach by FIS of its representation not to take any action within its control that would cause the Spin-off to be taxable or the result of an acquisition of FIS stock within the control of FIS or an FIS affiliate.
Subject to some limitations and exceptions, the indemnifying party controls any contest or audit related to any indemnified tax.
Restrictions on Stock Acquisitions. Through the period ending 2 years after the Spin-off, any direct or indirect acquisition, issuance, or other transaction, subject to certain exceptions, involving FIS or FNT stock will be restricted in the absence of an opinion from a nationally recognized law firm or accounting firm that the transaction will not cause the Spin-off to be taxable or consent from certain officers of the other party.
Other Operational Provisions. Prior tax sharing agreements are terminated, except for tax sharing agreements relating to insurance companies. Such agreements will be amended to substitute FNT for FNF, except in the case of National Title Insurance of New York, Inc., which will be amended to substitute FIS for FNF.
Cross-Indemnity Agreement.
As a condition to the SEDA Closing, FNT and FIS have agreed to enter into the Cross-Indemnity Agreement. Under the Cross-Indemnity Agreement, each party (together with certain of its affiliates and representatives, the “Indemnifying Party”) will indemnify the other party and certain of the other party’s affiliates and representatives (the “Indemnified Parties”) from and against any losses incurred (whether before, at or after the SEDA Closing) by the Indemnified Parties arising out of: (i) the ownership or operation of the assets or properties, the operations or conduct of the business, and the employee retirement and benefit plans and financial statements of the Indemnifying Party; (ii) any breach by the Indemnifying Party of the Cross-Indemnity Agreement, of its organizational documents, or of any law or contract to which it is a party; (iii) any untrue statement of, or omission to state, a material fact in any governmental filing of the Indemnified Party to the extent it was as a result of information about the Indemnifying Party; (iv) any untrue statement of, or omission to state, a material fact in any governmental filing of the Indemnifying Party, except to the extent it was as a result of information about the Indemnified Party; (v) claims brought by third parties to the extent related to the transactions contemplated by the SEDA (to the extent FNT is the Indemnifying Party) or, among other things, the Merger Agreement (to the extent FIS is the Indemnifying Party), subject to certain exceptions; and (vi) the provision of services by or employment of representatives of the Indemnifying Party, and the termination of such services or employment.
The Cross-Indemnity Agreement expressly provides that it is not intended to change the allocation of liability for any matter in any other existing or future agreement between FNT and its affiliates and FIS and its affiliates, to all of which agreements the Cross-Indemnity Agreement is made subject.
Item 3.02 Unregistered Sales of Equity Securities
The first two paragraphs under Item 1.01 of this report are hereby incorporated by reference in response to this Item 3.02.
Item 9.01. Financial Statements and Exhibits

Exhibit
Number	Description
10.1	Securities Exchange and Distribution Agreement

10.2	Tax Disaffiliation Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL TITLE GROUP, INC.

	By:	/s/ Anthony J. Park

Anthony J. Park
Executive Vice President and Chief Financial Officer
Dated: June 29, 2006

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Securities Exchange and Distribution Agreement

10.2	Tax Disaffiliation Agreement